Exhibit 4.7
OMNIBUS ADDENDUM

This OMNIBUS ADDENDUM (the “Addendum”), dated as of March 31, 2010, is made to the Class A Terms Documents listed on Schedule A hereto (as amended, supplemented or otherwise modified as of the date hereof, collectively, the “Class A Terms Documents”) to the Second Amended and Restated Indenture, dated as of October 20, 2006 (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture”), as supplemented by the Amended and Restated BAseries Indenture Supplement, dated as of June 10, 2006 (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture Supplement”), each between BA Credit Card Trust, as Issuer (the “Issuer”), and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.02(c) of each of the Class A Terms Documents listed on Schedule A, the Issuer may change the percentages relating to the Class A Required Subordinated Amount of Class B Notes or the Class A Required Subordinated Amount of Class C Notes for the related tranche of Class A Notes, without the consent of any Noteholder provided that the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the BAseries that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Notes of such tranche of Class A Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion;

WHEREAS, the Issuer previously changed the percentages relating to the Class A Required Subordinated Amount of Class B Notes and the Class A Required Subordinated Amount of Class C Notes for the Class A Terms Documents listed on Schedule A pursuant to an Omnibus Addendum dated as of January 8, 2007;

WHEREAS, the Indenture Trustee and each Note Rating Agency has received a Master Trust Tax Opinion and an Issuer Tax Opinion, and the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the BAseries that the change in the percentages relating to the Class A Required Subordinated Amount of Class B Notes and the Class A Required Subordinated Amount of Class C Notes set forth in each Class A Terms Document listed on Schedule A, in each case for the related tranche of Class A Notes, will not result in a Ratings Effect with respect to any Outstanding Notes of such tranche of Class A Notes; and

WHEREAS, all other conditions precedent to the execution of this Addendum have been complied with;

NOW, THEREFORE, it is hereby agreed by and among the parties hereto in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Class A Terms Documents, or if not therein, the Indenture or the Indenture Supplement.

SECTION 1.  Modifications to Section 2.02 of the Class A Terms Documents.

(a)  The percentage set forth in Section 2.02(a) of each Class A Terms Document is hereby increased from 8.72093% to 14.28571%.

(b)  The percentage set forth in Section 2.02(b) of each Class A Terms Document is hereby increased from 7.55814% to 12.69841%.

SECTION 2.  Ratification of the Class A Terms Documents.  As modified by this Addendum, the Class A Terms Documents are in all respects ratified and confirmed, and each of the Class A Terms Documents, as so modified by this Addendum shall be read, taken and construed as one and the same instrument.

SECTION 3.  Severability.  If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Addendum shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Addendum and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Addendum.

SECTION 4.  Counterparts.  This Addendum may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 5.  Effectiveness.  This Addendum shall become effective upon satisfaction of the following conditions:

(a)       the Issuer has received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the BAseries that this Addendum will not result in a Ratings Effect with respect to any Outstanding Notes of any tranche of Class A Notes issued pursuant to a Class A Terms Document; and

(b)       delivery to the Indenture Trustee and the Note Rating Agencies of a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion.

SECTION 6.  Headings.  The headings of the several paragraphs of this Addendum are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Addendum.

SECTION 7.  Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto declare that it is their intention that this Addendum shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto agrees (a) that this

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Addendum involves at least $100,000.00, and (b) that this Addendum has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708.  Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

BA CREDIT CARD TRUST,
by BA CREDIT CARD FUNDING, LLC
as Beneficiary and not in its individual capacity

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: VP

Acknowledged and accepted by:

THE BANK OF NEW YORK MELLON, as Indenture Trustee
and not in its individual capacity

By:	/s/ Catherine L. Cerilles
Name: Catherine L. Cerilles
Title: Vice President

[Omnibus Addendum to Class A Terms Documents]

Schedule A

Class A Terms Documents

Class A(2001-2) Terms Document, dated as of July 26, 2001
Class A(2002-2) Terms Document, dated as of March 27, 2002
Class A(2002-3) Terms Document, dated as of April 24, 2002
Class A(2003-4) Terms Document, dated as of April 24, 2003
Class A(2003-5) Terms Document, dated as of May 21, 2003
Class A(2003-8) Terms Document, dated as of August 5, 2003
Class A(2003-10) Terms Document, dated as of October 15, 2003
Class A(2004-1) Terms Document, dated as of February 26, 2004
Class A(2004-2) Terms Document, dated as of February 25, 2004
Class A(2004-3) Terms Document, dated as of March 17, 2004
Class A(2004-5) Terms Document, dated as of May 25, 2004
Class A(2004-6) Terms Document, dated as of June 17, 2004
Class A(2004-8) Terms Document, dated as of September 14, 2004
Class A(2004-9) Terms Document, dated as of October 1, 2004
Class A(2005-2) Terms Document, dated as of May 19, 2005
Class A(2005-3) Terms Document, dated as of June 14, 2005
Class A(2005-4) Terms Document, dated as of July 7, 2005
Class A(2005-6) Terms Document, dated as of August 25, 2005
Class A(2005-9) Terms Document, dated as of November 17, 2005
Class A(2005-10) Terms Document, dated as of November 29, 2005
Class A(2005-11) Terms Document, dated as of December 16, 2005
Class A(2006-2) Terms Document, dated as of March 7, 2006
Class A(2006-5) Terms Document, dated as of June 9, 2006
Class A(2006-6) Terms Document, dated as of July 20, 2006
Class A(2006-7) Terms Document, dated as of July 28, 2006
Class A(2006-8) Terms Document, dated as of August 9, 2006
Class A(2006-9) Terms Document, dated as of August 30, 2006
Class A(2006-11) Terms Document, dated as of September 26, 2006
Class A(2006-12) Terms Document, dated as of October 16, 2006
Class A(2006-13) Terms Document, dated as of November 14, 2006
Class A(2006-14) Terms Document, dated as of November 28, 2006
Class A(2006-15) Terms Document, dated as of December 13, 2006
Class A(2006-16) Terms Document, dated as of December 19, 2006
Class A(2007-1) Terms Document, dated as of January 18, 2007
Class A(2007-2) Terms Document, dated as of February 16, 2007
Class A(2007-3) Terms Document, dated as of March 20, 2007
Class A(2007-4) Terms Document, dated as of March 20, 2007
Class A(2007-5) Terms Document, dated as of March 20, 2007
Class A(2007-6) Terms Document, dated as of April 12, 2007
Class A(2007-8) Terms Document, dated as of June 22, 2007
Class A(2007-9) Terms Document, dated as of July 19, 2007
Class A(2007-10) Terms Document, dated as of July 26, 2007

Class A(2007-11) Terms Document, dated as of August 2, 2007
Class A(2007-12) Terms Document, dated as of August 22, 2007
Class A(2007-14) Terms Document, dated as of November 27, 2007
Class A(2007-15) Terms Document, dated as of November 27, 2007
Class A(2008-1) Terms Document, dated as of January 29, 2008
Class A(2008-2) Terms Document, dated as of March 14, 2008
Class A(2008-4) Terms Document, dated as of April 11, 2008
Class A(2008-5) Terms Document, dated as of May 2, 2008
Class A(2008-6) Terms Document, dated as of May 15, 2008
Class A(2008-7) Terms Document, dated as of June 13, 2008
Class A(2008-8) Terms Document, dated as of July 17, 2008
Class A(2008-10) Terms Document, dated as of August 15, 2008